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                                                                    Exhibit 5.1

  [Letterhead of Much Shelist Freed Denenberg Ament Bell & Rubenstein, P.C.]


                              December 17, 1997




Success Bancshares, Inc.
One Marriott Drive
Lincolnshire, Illinois  60069



             Re:  Success Bancshares, Inc.
                  Form S-8 Registration Statement
                  -------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Success Bancshares, Inc. , a Delaware corporation (the "Company"), and have reviewed the Company's Registration Statement on Form S-8 covering 191,660 shares of the Company's common stock, $0.01 par value (the "Common Stock"), to be issued and delivered by the Company pursuant to the Company's Employee Stock Ownership Plan (the "ESOP") (the "ESOP Shares"), 116,790 shares of Common Stock issuable pursuant to stock options granted pursuant to the 1990, 1992 and 1993 Executive Officer Stock Option Agreements (the "Executive Officer Agreements") (the "Executive Officer Shares") and 170,000 shares of Common Stock issuable pursuant to options granted pursuant to the Company's 1995 Employee Stock Option Plan (the "1995 Stock Option Plan") (the "1995 Stock Option Plan Shares").

     With respect to the foregoing, we have examined such documents and questions of law as we have deemed necessary to render the opinions expressed herein. Based upon the foregoing, we are of the opinion that the ESOP Shares issued to the ESOP, when so issued and delivered to the ESOP (for the consideration or at a value per share that is equal to or greater than the par value per share of the Common Stock), in accordance with the terms of the ESOP, will be duly authorized, validly issued, fully paid and nonassessable. It is also our opinion that the Executive Officer Shares issuable under the Executive Officer Agreements, when issued upon exercise of and in accordance with the terms of stock options outstanding under the Executive Officer Agreements, will be validly issued, fully paid and non-assessable and that the 1995 Stock Option Plan Shares issuable under the 1995 Stock Option Plan, when issued upon exercise of and in accordance with the terms of stock options outstanding or to be granted under the 1995 Stock Option Plan, will be validly issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion in the above referenced Registration Statement.

                                   Respectfully submitted,

                                   /s/ MUCH SHELIST FREED DENENBERG AMENT BELL
                                   & RUBENSTEIN, P.C.
                                   -------------------------------------------
                                   Much Shelist Freed Denenberg Ament Bell &
                                   Rubenstein, P.C.